AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1999
                                                    REGISTRATION NO. 333-76595
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                 -------------------
                                   AMENDMENT NO. 1
                                          TO
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                 -------------------
                                  PREMIER PARKS INC.
                (Exact name of registrant as specified in its charter)

                 DELAWARE                             13-3995059
         (State or jurisdiction of          (I.R.S. Employer Incorporation
             Identification No.)                or organization)


                                 -------------------
                              11501 NORTHEAST EXPRESSWAY
                            OKLAHOMA CITY, OKLAHOMA  73131
                                    (405) 475-2500
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)
                                 -------------------
                                    copies to:

          JAMES M. COUGHLIN, ESQ.                 DANAL F. ABRAMS, ESQ.
          PREMIER PARKS INC.                      THELEN REID & PRIEST LLP
          122 EAST 42ND STREET                    40 WEST 57TH STREET
          NEW YORK, NEW YORK  10168               NEW YORK, NEW YORK 10019
          (212) 599-4690                          (212) 603-2000

               APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
          PUBLIC: As soon as practicable after the effective date of this Registration Statement.
               If the only securities being registered on this Form are
          being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]
               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
          415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]
               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
               If delivery of the prospectus is expected to be made
          pursuant to Rule 434, please check the following box.  [  ]
                               -----------------------


               THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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
                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

          ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

               Premier Parks Inc. will pay all expenses related to the offering and sale to the public of the securities being registered. Such expenses are set forth in the following table. All the amounts shown are estimates, except the SEC registration fee.

               SEC Registration Fee . . . . . . . $    278,000
               Accounting Fees and Expenses . . .       35,000
               Legal Fees and Expenses  . . . . .       75,000
               Miscellaneous  . . . . . . . . . .       12,000
                                                      --------
               Total  . . . . . . . . . . . . . . $    400,000
                                                      ========

          ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

               The Certificate of Incorporation of Premier Parks Inc. ("Premier") provides that it will to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "GCL"), as amended from time to time, indemnify all persons whom it may indemnify pursuant to the GCL. Premier's By-laws contain similar provisions requiring indemnification of Premier's directors and officers to the fullest extent authorized by the GCL. The GCL permits a corporation to indemnify its directors and officers (among others) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought (or threatened to be brought) by third parties, if such directors or officers acted in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of Premier, indemnification may be made for expenses (including attorneys' fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of such action if they had acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Premier, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to Premier unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. The GCL further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. In addition, Premier's Certificate of Incorporation contains a provision limiting the personal liability of Premier's directors for monetary damages for certain breaches of their fiduciary duty. Premier has indemnification insurance under which directors and officers are insured against certain liability that may incur in their capacity as such.
          Section 145 of the GCL which covers the indemnification of directors, officers, employees and agents of a corporation is hereby incorporated herein by reference.

          ITEM 16. EXHIBITS.

               See Exhibit Index


          ITEM 17. UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
          Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 (other than the provisions relating to insurance), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 5, 1999.

                                             Premier Parks Inc.


                                             By:  /s/ Kieran E. Burke
                                                  -------------------------
                                                  Kieran E. Burke
                                                  Chairman and Chief
                                                  Executive Officer



          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                Title                 Date
                 ---------                -----                 ----

           /s/ Kieran E. Burke         Chairman of the      May 5, 1999
           ------------------------    Board and Chief
              Kieran E. Burke          Executive
                                       Officer
                                       (Principal
                                       Executive
                                       Officer)

                     *                 President, Chief
           ------------------------    Operating            May 5, 1999
                 Gary Story            Officer and
                                       Director

            /s/ James F. Dannhauser    Chief Financial      May 5, 1999
            -----------------------    Officer and
                James F. Dannhauser    Director
                                       (Principal
                                       Financial and
                                       Accounting
                                       Officer)

                     *                 Director             May 5, 1999
            -----------------------
             Paul A. Biddelman

                     *                 Director             May 5, 1999
            -----------------------
             Michael E. Gellert

                     *                 Director             May 5, 1999
            -----------------------
               Sandy Gurtler

                     *                 Director             May 5, 1999
            -----------------------
              Charles R. Wood


          *By: /s/ James F. Dannhauser
               -----------------------
               James F. Dannhauser
               Attorney-in-Fact


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

          EXHIBITS INDEX

          The following exhibits are filed as a part of this Registration
          Statement:

          Exhibit No.:   Description
          ----------     -----------

               *1.1:     Form of Underwriting Agreement.

                3.1:     Certificate of Incorporation of Premier Parks Inc.

                    (a) Certificate of Incorporation of Registrant dated March 24, 1981 - incorporated by reference from
                         Exhibit 3 to Form 10-Q of Registrant for the quarter ended June 30, 1987.
                    (b) Plan and Agreement of Merger of Registrant and Tierco, a Massachusetts business trust, dated March 31, 1981 - incorporated by reference from
                         Exhibit 3 to Form 10-Q of Registrant for the quarter ended June 30, 1987.
                    (c) Certificate of Amendment of Certificate of Incorporation of Registrant dated April 14, 1985 - incorporated by reference from Exhibit 3 to Form 10-Q of Registrant for the quarter ended June 30, 1987.
                    (d) Certificate of Amendment of Certificate of Incorporation of Registrant dated May 8, 1987 - incorporated by reference from Exhibit 3 to Form 10-Q of Registrant for the quarter ended June 30, 1987.
                    (e) Certificate of Amendment of Certificate of Incorporation of Registrant dated June 11, 1987 - incorporated by reference from Exhibit 3 to Form 10-Q of Registrant for the quarter ended June 30, 1987.
                    (f) Certificate of Amendment of Certificate of Incorporation of Registrant dated April 30, 1991 - incorporated by reference from Exhibit 3(f) to Form 10-K of Registrant for the year ended December 31, 1991.
                    (g) Certificate of Amendment of Certificate of Incorporation of Registrant dated June 30, 1992 - incorporated by reference from Exhibit 3(g) to Form 10-K of Registrant for the year ended December 31, 1992.
                    (h) Certificate of Amendment of Certificate of Incorporation of Registrant dated June 23, 1993 - incorporated by reference from Exhibit 3(a) to Form 10-Q of Registrant for the quarter ended June 30, 1993.
                    (i) Certificate of Amendment to Certificate of Incorporation dated October 7, 1994 - incorporated by reference from Exhibit 3(i) to Form 10-K of Registrant for the year ended December 31, 1994.
                    (j) Certificate of Designation of Series A Junior Preferred Stock of Registrant - incorporated by reference from Exhibit 2(1.C) to Registrant's Registration Statement on Form 8-A dated January 21, 1998.
                    (k) Certificate of Amendment to Certificate of Incorporation dated June 16, 1997 - incorporated by reference from Exhibit 3(n) to Form 10-k of Registrant for year ended December 31, 1997.
                    (l) Certificate of Designation, Rights and Preferences for 7 1/2% Mandatorily Convertible Preferred Stock of Registrant-incorporated by reference from
                         Exhibit 4(s) to Registrant's Registration
                         Statement on Form S-3 (No. 333-45859) declared effective on March 26, 1998.
                    (m) Certificate of Amendment of Certificate of Incorporation of Registrant dated July 24, 1998 - incorporated by reference from Exhibit 3(p) to Form 10-K of Registrant for the year ended December 31, 1998.
                   *(n) Form of Certificate of Designation for Preferred Stock issued hereunder.

                4.1:     Form of Indenture related to Debt Securities
          issued hereunder.

               *4.2      Form of Warrant Agreement

                4.3 Amended and Restated Rights Agreement between Premier Parks Inc. and Bank One Trust Company, as Rights Agent - incorporated by reference from
                         Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated December 15, 1997, as amended.

               *4.4      Form of Unit Agreement.

               *5.1:     Opinion of Thelen Reid & Priest LLP.

              **12.1:    Statement re:  computation of ratios.

              **12.2     Statement re:  computation of ratios.

                23.1:    Consent of KPMG LLP.

                23.2     Consent of Ernst & Young LLP

               *23.3:    Consent of Thelen Reid & Priest LLP (included in
                         Exhibit 5.1).

              **24.1: Power of Attorney (included on the signature page hereto).

               *25.1: Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Debt Securities Indenture.

          ________________________
           *   To be filed post-effectively by amendment or on Form 8-K
          **   Previously Filed


                                       II-5